CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

GLOBAL DERIVATIVES AGREEMENT

Code: 0001-9	Branch: Parent Company	Date of the Agreement: June 15, 2012	Agreement No. : 062/12
Parties:
1. BANCO PINE S.A., hereinafter referred to as BANK, with its principal place of business at Avenida das Nações Unidas, 8501, 29th and 30th Floors - Ed. Eldorado Business Tower, Pinheiros, São Paulo, SP, Postal Code 05425-070, Corporate Taxpayer Identification Number (CNPJ/MF) 62.144.175/0001-20.

2. COUNTERPARTY, hereinafter referred to as COUNTERPARTY: Name: AMYRIS BRASIL LTDA.
Address: Rua James Clerk Maxwell, No. 315 - Techno Park - Campinas - Postal Code 13.069.380	City/State: Campinas/SP
Marital Status:	Individual Taxpayer Identification Number (CPF) / Corporate Taxpayer Identification Number (CNPJ): 09.379.224/0001-20	Checking Account No.: 31692
3. Joint and Several Debtor(s) and/or Surety(ies) of the Global Promissory Note, if any, hereinafter simply referred to as GUARANTOR(S): Name:	CPF / CNPJ
Address: ______________________	City/State: ____________________	Marital Status / Matrimonial Regime (if married): _______
Name of the spouse (if applicable): ______________________________________________	CPF of the spouse: ___________________
Name: ______________________________________________	CPF/ CNPJ: ___________________
Address: ______________________	City/State: ____________________	Marital Status / Matrimonial Regime (if married): ______________
Name of the spouse (if applicable): ______________________________________________	CPF of the spouse: ___________________
4. Guarantee(s): ______________________________________________	Amount in R$ ___________________
Guarantees pursuant to the Instrument(s) of Guarantee(s), Deed and/or other document(s) attached hereto, which, upon execution, is(are) an integral part hereof, as if it(they) were transcribed herein.
5. agreement/bill/note with which this instrument is connected (should this be the case):
Name:	No.:	Date:

The BANK and the COUNTERPARTY are hereinafter collectively referred to as “Parties” and individually referred to as “Party”.

WHEREAS:

(A) the Parties wish to carry out one or more derivatives transactions, hereinafter referred to as “Transactions”, in the form of flexible options on exchange rates and on goods/commodities, swaps or forward contracts involving currencies and goods/commodities;

(B) the Parties mutually represent that they are completely familiar with the Transactions and that they have comprehensive and specific knowledge of the rules applicable to the market; and

(C) the Parties wish to regulate the general terms and conditions applicable to any and all Transactions, which shall collectively constitute a single covenant between the Parties.

NOW, THEREFORE, the Parties resolve to execute this Global Derivatives Agreement (“Agreement”), which shall be governed by the following terms and conditions.

1.    SUBJECT MATTER

1.1.    This Agreement sets forth the general terms and conditions governing the Transactions carried out between the Parties during effectiveness hereof.

1.2.    The subject matter of the Transactions involving flexible options on exchange rates and goods/commodities (“Options”) consists in the award, to the Option holder, of the right to purchase (in the event of call Options) or to sell (in the event of put Options), and in the attribution to the other Party, hereinafter referred to as Option writer, of the obligation to sell (in the event of call Options) or to purchase (in the event of put Options), (i) an amount equivalent to a certain volume of foreign currency, in purchase and sale transactions the asset/subject matter of which is the exchange rate of Brazilian reais for U.S. dollars or other foreign currency admitted in transactions of this kind, and (ii) an amount equivalent to the price of a certain volume of goods/commodities. The Options are settled by the difference between the exercise price and the price on the spot market, there being no physical delivery. The inclusion of a cap for call options or of a floor for put options is permitted.

1.3.    The subject matter of the swap Transactions (“Swaps”) is the exchange of financial results resulting from the application of indices over the price of assets or liabilities used as reference.

1.4.    The subject matter of the non deliverable forward Transactions (Non Deliverable Forward or “NDF”) is the forward purchase and sale of foreign currency, it being understood that the exchange rate shall be agreed upon execution of the agreement. The NDF is settled by the difference between the price of the foreign currency at the rate agreed upon execution of the agreement and the price thereof at the rate in effect on the date of the regular or early maturity of the Transaction, there being no physical delivery of foreign currency.

1.5.    The subject matter of the goods/commodities forward transactions (“Commodity Forward”) is the forward purchase and sale of goods, the price of which is agreed upon execution of the agreement. The Commodity Forward is settled by the difference between the price agreed upon execution of the agreement and the price thereof on the date of the regular or early maturity of the Transaction, as specified in the respective Confirmation (as such term is defined in item 2.1).

1.6    Upon negotiation of the Transactions, the Parties may mutually agree on the terms, conditions, definitions or characteristics equal to and/or different from those mentioned herein. Therefore, the conditions exclusively effective for a certain Transaction shall be defined and contemplated in the Confirmation (as such term is defined below), the provisions of which shall always prevail over the provisions hereof for any and all purposes.

2.    FORMALIZATION AND REGISTRATION

2.1.    The Transaction(s) shall be formalized by means of issuance, by the BANK to the COUNTERPARTY, of a confirmation (“Confirmation”), which shall be an integral and inseparable part hereof. Each Confirmation may refer to one or several Transactions. In the event of Options, the Confirmation shall be specifically named Option Writing Instrument (“NLO”). The form of Confirmation may be adjusted pursuant to the characteristics and variables of each Transaction.

2.2.    The Transaction(s) may be agreed in any of the following forms: (i) signature of the corresponding Confirmation by legal representatives of both Parties; or (ii) issuance of an unsigned Confirmation by the BANK to the COUNTERPARTY by facsimile, email or other electronic means, which the COUNTERPARTY shall accept by means of signature of the Confirmation, which shall be sent to the BANK by email (digitalized copy of the Confirmation) or by facsimile on the same day of receipt of the respective Confirmation by the COUNTERPARTY, as a condition for the Transaction(s) to be closed on the same day on which such instrument is sent by the BANK to the COUNTERPARTY, during business hours. In case the Transaction(s) is(are) carried out as set forth in sub-item “ii”, the COUNTERPARTY shall send to the BANK two (2) counterparts of the Confirmation signed by its legal representatives, should this be the case, within twenty-four (24) hours after the agreement.

2.2.1.    Until the Confirmation is signed by the COUNTERPARTY and delivered to the BANK, the COUNTERPARTY'S agreement expressed by a recorded telephone call, email or other electronic means shall be the valid document representing the Transaction then agreed, which shall be an integral part hereof as if it were transcribed herein for all legal purposes and effects, becoming an integral and inseparable part hereof.

2.2.2.    Each Party (i) agrees that the telephone communications of its legal representatives involved in the negotiation of any Transaction and other activities related to this Agreement be recorded by the BANK; and (ii) agrees that these records of the legal representatives involved in the transaction be admitted into evidence in any legal or administrative action related to any Transaction and other activities related to this Agreement.

2.2.2.    The Parties expressly agree that the forms of carrying out the Transaction set forth in this section 2.2 constitute a legal, valid and effective, irrevocable and irreversible obligation of the Parties, enforceable in accordance with its corresponding terms and conditions, and that it shall be admitted into evidence in order to prove the valid agreement on the respective Transaction(s).

2.3.    Each Confirmation shall be an integral part hereof for all legal purposes.

2.4.    The Transactions shall registered by the BANK with CETIP S.A. - Balcão Organizado de Ativos e Derivativos (Organized Over-the-Counter Assets and Derivatives Market, or “CETIP”), with BM&F Bovespa S.A. - Bolsa de Valores, Mercadorias e Futuros (Stock, Commodities and Futures Exchange, or “BM&F”) or with any other securities custody and financial settlement system or chamber authorized by the Central Bank of Brazil (“Bacen”) or by the Securities Commission (“CVM”), as well as with a Registry of Deeds and Documents, at the discretion of the BANK, and they shall be governed by the provisions of this Agreement and also by the manuals, regulations and rules of CETIP, of BM&F or of other applicable system, as the case may be, which the Parties hereby declare to know and to which they declare to agree.

2.5.    In the event of inconsistency between any provision hereof and the provisions of any Confirmation, the provisions of the Confirmation shall prevail. In the event of inconsistency between any provision hereof or of any Confirmation and the provisions of the manuals, regulations and rules of CETIP, of BM&F or of other system in which the Transactions are registered, the provisions set forth by CETIP, by BM&F or by such system shall prevail, as the case may be. All amendments to the regulation relating to the derivatives market shall immediately apply to the Transactions, subject to the provisions of section 8.3.

3.    BASIC CHARACTERISTICS OF THE OPTIONS

3.1.    The Option grants its holder, which may be the BANK or the COUNTERPARTY, as specified in the corresponding NLO, upon the payment of a premium to the other Party, which shall be referred to as Option writer, the right to purchase (in the event of call Options) or to sell (in the event of put Options) on a given exercise date the subject of the Option at a certain exercise price.

3.2.    The premium shall be credited to the checking account held by the COUNTERPARTY, as informed in field 2 of the preamble (“Checking Account”) or debited by the BANK from the Checking Account or from any other account held by the COUNTERPARTY with the BANK and which can be freely used by the COUNTERPARTY, in case the COUNTERPARTY is the Option writer or holder, respectively, to which the COUNTERPARTY hereby irrevocably and irreversibly consents and which it hereby irrevocably and irreversibly expressly authorizes, pursuant to the provisions of articles 684 and 685 of the Brazilian Civil Code, it being understood that no prior notice shall be required for any possible credit to or debit from the respective Checking Account or any other account held by the COUNTERPARTY with the BANK and which can be freely used by the COUNTERPARTY, and the COUNTERPARTY hereby further agrees to maintain a sufficient balance in such Checking Account for satisfaction of any possible obligation. Failure to pay the premium on the agreed date shall put the nonperforming Party in default, no judicial or extrajudicial notice and/or other measure being required, and the late payment charges set forth in section 17.4 shall apply. Failure to pay the premium and the aforementioned charges within thirty (30) consecutive days shall result in the undoing of the respective Option Transaction, without prejudice to the payment of damages as a result of possible direct losses suffered by the Option writer, which shall prove the losses, in addition to the payment of late payment charges until the date of actual payment, always limited to the price of the Agreement/Transaction.

3.3.    In American-type Options, the Option can be exercised between the business day following the date of registration of the Option with CETIP, with BM&F or with any other system, as the case may be, and the maturity date. In European-type Options, the Option can only be exercised on the maturity date.

3.4.    The purpose of the cap or floor is to set a maximum price for exercise of the call Option and a minimum price for exercise of the put Option. If there is no cap or floor, or if the cap or floor is not reached, the Option shall be exercised by the difference between the exercise price and the price of the foreign currency or of the good/commodities on the spot market. If the spot price on the exercise date exceeds the existing limit, the Option shall be exercised by the difference between such limit and the exercise price.

3.5.    If the Option is exercised, the difference shall be paid on the settlement date, net of any possible withholding tax.

4.    BASIC CHARACTERISTICS OF THE SWAPS

4.1.    In Swap Transactions, the Parties are mutually creditors and debtors of financial income or losses resulting from the application of rates or indices on assets or liabilities used as reference, which financial income or losses shall be hereinafter referred to as “Asset 1” and “Asset 2”, as specified in the corresponding Confirmation. The obligations of the Parties shall be offset and discharged in Brazilian currency on the maturity date agreed in the Confirmation, subject to the following conditions:

a)	if Asset 1 exceeds Asset 2, the debtor of Asset 1 shall pay the difference to the creditor of Asset 1; and

b)	if Asset 2 exceeds Asset 1, the debtor of Asset 2 shall pay the difference to the creditor of Asset 2.

4.2.    If the Swap Transaction is agreed with periodical adjustments (“Swap with Reset”), the price of the assets shall be calculated and the payments set forth in section 4.1 shall be made on each periodical adjustment date set forth in the corresponding Confirmation, without prejudice to the adjustments set forth in section 6.1 below.

4.3.    If the Swap Transaction is agreed with the right to desist, the Party holding this right, as specified in the corresponding Confirmation, may decide not to carry out the Swap transaction on the maturity date. The other Party expressly waives the right to desist.

4.3.1.    Withdrawal from the Swap Transaction pursuant to the provisions of section 4.3 above shall extinguish all rights and obligations between the Parties with respect to the applicable Swap Transaction. Granting of this benefit may be conditional upon payment, by the Party holding the right to desist to the other Party, on the date of the Swap agreement, of a non-refundable premium in the amount specified in the corresponding Confirmation.

5.    BASIC CHARACTERISTICS OF THE NDFs AND OF THE COMMODITY FORWARDS

5.1.    In the NDF Transactions and in the Commodity Forwards, the BANK and the COUNTERPARTY agree that the forward exchange rate or initial price of the commodity (“FWD” or “PI”, as the case may be) be confronted with the exchange rate or final price of the commodity on the spot market (“TC” or “PF”, as the case may be) calculated on the settlement date, which may be the maturity date agreed in the Confirmation or the date of payment in the event of early settlement of the NDF Transaction or of the Commodity Forward, wholly or in part, subject to the provisions of section 5.2 below and of each Confirmation.

5.2.    Without prejudice to the provisions of section 6, the BANK and the COUNTERPARTY may mutually agree on the early settlement of the NDF Transaction or of the Commodity Forward, wholly or in part. The early settlement may occur as from the first business day after the Transaction is registered with CETIP, with BM&F or with the applicable system, as the case may be, and until the business day preceding the maturity date originally agreed between the Parties. Failure to make the payment with respect to the early settlement shall result in reversal of the early payment and reestablishment of the maturity date agreed in the Confirmation.

5.3.    If on the settlement date the FWD or PI rate/price, as the case may be, exceeds the TC or PF rate/price, as the case may be, the Party defined as purchaser in the Confirmation (“Purchaser”) shall pay to the Party defined as seller in the Confirmation (“Seller”) the difference between the FWD or PI rate/price, as the case may be, and the TC or PF rate/price, as the case may be, times the volume of reference currency or of units of the asset/commodity informed in the Confirmation or, in the event of partial early settlement, by the volume of reference currency or of units of the asset/commodity subject to early settlement, as applicable. If on the settlement date the FWD or PI rate/price, as the case may be, is lower than the TC or PF rate/price, as the case may be, Seller shall pay to Purchaser the difference between the FWD or PI rate/price, as the case may be, and the TC or PF rate/price, as the case may be, times the volume of reference currency or of units of the asset/commodity informed in the Confirmation or, in the event of partial early settlement, by the volume of reference currency or of units of the asset/commodity subject to early settlement, as applicable.

5.4.    Settlement of the NDF and of the Commodity Forward is exclusively made in Brazilian currency, there being no delivery of foreign currency, as applicable.

6.    CAP OR FLOOR OF THE TRANSACTIONS

6.1.    If any of the following events occurs on any date between the date of execution and the maturity date of a Transaction, the Parties, at the request of the BANK, shall make a financial adjustment to the corresponding Transaction, as set forth below:

a)
in the event of a Swap Transaction, if the difference that would be due by one of the Parties to the other if such date were the maturity date exceeds fifteen percent (15%) of the reference amount defined in the Confirmation, such Party shall pay this difference times the volume of reference currency informed in the Confirmation to the other Party; or

b)
in the event of an NDF Transaction or Commodity Forward, if the difference between the exchange rate of the foreign currency on the spot market or the price of the commodity, as the case may be, subject to the NDF or to the Commodity Forward and the forward exchange rate exceeds fifteen percent (15%), whether upwards or downwards, such Party shall pay this difference times the volume of reference currency or of units of asset/commodity informed in the Confirmation to the other Party.

6.2.    After the Parties make the adjustment pursuant to the provisions of sections 4.2 or 6.1 above, the Parties shall take into consideration the price of the assets (in the event of Swap) and the exchange rate/price on the spot market (in the event of NDF or Commodity Forward) on the date of calculation of the adjustment in order to verify the need for the next adjustment.

6.3.    The BANK shall calculate the amount involved in the Transactions on a daily basis and inform the COUNTERPARTY of the need for adjustment, by the means deemed appropriate by the BANK. The adjustment amount shall be paid by the Party required to do it to the other Party within twenty-four (24) hours after a notice sent by the BANK or, at the discretion of the BANK and should this be the case, the corresponding amount may be debited from or credited to the Checking Account or any other account held by the COUNTERPARTY with the BANK and which can be freely used by the COUNTERPARTY, as the case may be, with which the COUNTERPARTY hereby irrevocably and irreversibly agrees and which the COUNTERPARTY hereby irrevocably and irreversibly expressly authorizes, pursuant to the provisions of articles 684 and 685 of the Brazilian Civil Code, agreeing to keep sufficient balance for such purpose in the corresponding account.

6.4.    As an alternative to the adjustment and without prejudice to the requirement of an adjustment at any time, upon occurrence of any of the events set forth in section 6.1 above, the BANK may request the COUNTERPARTY to reinforce the guarantee, which shall be provided by the COUNTERPARTY or by its GUARANTOR(S) in the form and in accordance with terms and conditions satisfactory to the BANK within the term set forth in section 8.1, letter “j” of the corresponding request, under penalty of declaration of early maturity of the Transactions.

7.    RATE OF THE FOREIGN CURRENCY OR OF THE COMMODITY PRICE

7.1.    The rate of the foreign currency or of the commodity price, as the case may be, and pursuant to the terms specified in the applicable Confirmation(s), on the adjustment or settlement date of the Transaction or on the exercise date of the Option, as the case may be, shall be determined as set forth in this Agreement and in the Confirmation. If such rate/price is not disclosed or is not available on that date, by the means indicated in the respective Confirmations, the rate/price mutually agreed by the Parties shall be used. If the Parties fail to reach an agreement on the date on which the amount payable should have been calculated, the BANK shall use the average market rate/price, as calculated in accordance with the rates/fees obtained by the BANK from at least six (6) class-A banks chosen by the BANK in similar transactions, as the case may be, it being understood that neither the highest nor the lowest rate/price shall be used. If there are not at least two (2) remaining rates/prices, or in case the calculation agreed under this section is or becomes impossible, the rate/price shall be determined in good faith by the BANK.

8.    EARLY MATURITY

8.1.    By means of written notice to the other Party and subject to the provisions of section 8.1.1 below, the innocent Party may declare the early maturity of this Agreement and of all outstanding Transactions in the following events, in addition to the events set forth by law, especially in articles 333 and 1425 of the Brazilian Civil Code (“Events of Default”):

a)
if any of the Parties fails to comply, within the appropriate term and in the appropriate form, with any of the primary or accessory payment obligations assumed hereunder, under the exhibits hereto and/or any possible amendment hereto;

b)
if any of the Parties fails to comply, within the appropriate term and in the appropriate form, with any of the other obligations assumed hereunder, under the exhibits hereto and/or any possible amendment hereto, except if the nonperforming Party has received written notice to cure the default and has failed to do it within two (2) business days after receipt of such notice;

c)
in the event of verification of the untruthfulness and/or inaccuracy of any representation, information or document executed or delivered by the COUNTERPARTY or by its GUARANTOR(S), provided the untruthfulness and/or inaccuracy of the representation(s) is not cured within two (2) business days as from the date of such verification, and provided after such default is cured it actually ceases to produce effects, without prejudice to the payment of damages in view of the direct losses actually suffered as a result of such untruthfulness or inaccuracy, always limited to the total amount of the Transaction/Agreement;

d)
if any instrument issued by the COUNTERPARTY and/or the GUARANTOR(S) is protested, except (i) if the protest has been caused by error of bad faith of third parties, as proved in an action brought to suspend the protest or in a judgment with similar effect; or (ii) if such protest is cured, suspended, cancelled or sufficient guarantees are pledged within ten (5) business days after the protest;

e)
upon occurrence or existence of a default, event of default or other similar condition or event that (1) may lead to an event of default (however described) with respect to the COUNTERPARTY and/or any entity directly controlled by, which controls or which is under common control with the COUNTERPARTY or any GUARANTOR, pursuant to the provisions of one or more agreements or instruments executed between (a) the COUNTERPARTY and/or any entity directly or indirectly controlled by, which controls or which is under common control with the COUNTERPARTY and/or any GUARANTOR and the BANK, or with any company of the economic group to which the BANK belongs; or b) the COUNTERPARTY and/or any GUARANTOR in an individual or aggregate amount equal to or in excess of one hundred thousand Brazilian reais (R$100,000.00), which amount shall be hereinafter referred to as “Minimum Amount” or; (2) represents a default of the COUNTERPARTY and/or of any GUARANTOR with respect to one or more payments due to the BANK, or any company of the economic group to which the BANK belongs, in an individual or aggregate amount equal to or in excess of the Minimum Amount, pursuant to the provisions of such agreements or instruments (after compliance with any requirement, serving of notice or end of the grace period possibly required for such Party to be put in default, should this be the case);

f)	if the COUNTERPARTY and/or the GUARANTOR(S) file for court-supervised or out-of-court reorganization or if they are declared bankrupt, insolvent or subject to intervention;

g)
if as a result of the conveyance, consolidation, merger, spin-off or any other corporate restructuring, except if within the same economic group, the controlling interest of the COUNTERPARTY is changed and the BANK has not previously and expressly agreed to such restructuring;

h)
if an action or execution procedure is brought against the COUNTERPARTY and/or the GUARANTOR(S) and such action or procedure results in the levy of execution or provisional attachment of any property the possible unavailability of which jeopardizes the regular conduction of the economic activities of the COUNTERPARTY and/or of the GUARANTOR(S), or which guarantees this Agreement, which shall be understood as this instrument and the Confirmation, except if the levy of execution or provisional attachment is cured, stayed, cancelled or sufficient guarantees are offered within at most ten (5) business days after the levy of execution or provisional attachment;

i)
if the COUNTERPARTY and/or the GUARANTOR(S) transfer, assign or promise to assign to third parties a substantial portion of their assets or the rights and obligations hereunder without the prior written consent of the BANK;

j)
if the COUNTERPARTY, should this be the case, fails to pledge or reinforce the guarantees due to the BANK, in the required form and at the required time or, should this be the case, if it offers the guarantees provided hereunder as a guarantee to and/or to the benefit of third parties within thirty (30) business days after a request in this respect;

k)
if, after execution hereof, there is a change in the economic conditions of the COUNTERPARTY and/or of the GUARANTOR(S) that could jeopardize or prevent compliance with their obligations, at the discretion of the BANK;

l)	in the event of impossibility of applying any index or provision agreed hereunder as a result of a governmental, legislative or regulatory action; or

m)
if the COUNTERPARTY fails to comply with any of the obligations assumed under the loan transaction(s) mentioned in field 5 of the preamble or in the Confirmation, or in the event of maturity (on the agreed date or early maturity) of any of these loan transactions.

8.1.1.    The Parties agree that notwithstanding any provision to the contrary herein, before declaration of the early maturity for any of the reasons listed in this Agreement, in the exhibits and/or in any possible amendment hereto, or before the imposition of any penalty, except the addition of interest and fine for purposes of letter “a”, pursuant to the provisions of Section 17.3, the performing Party agrees to send written notice to the nonperforming Party, informing of the default and granting the nonperforming Party a term of five (5) days as from receipt of such notice to cure the default, except with respect to items “b”, “c”, “d”, “f”, “h”, “i”, “j”, to which the term set forth in this section 8.1.1 shall not apply, in which case the parties shall comply, for all legal purposes and effects, with the terms informed in the respective items.

8.2.    Upon occurrence of the early maturity contemplated in this section, all Transactions shall be subject to early settlement, at the corresponding Replacement Amount (as defined below), which shall be made by the BANK in good faith and, as applicable, based on the calculation criteria adopted by the entities with which the Transactions are registered (CETIP, BM&F and/or other system, as applicable).

8.2.1.    The BANK shall determine, for each Transaction subject to early maturity pursuant to the provisions of item 8.2., the amount the innocent Party would be required to pay or could receive so as to acquire, on the early settlement date, rights and obligations with the same economic contents as those to which it would be entitled if the Transaction were settled on the maturity date agreed in the Confirmation (“Replacement Amount”).

8.2.2.    The BANK shall inform the COUNTERPARTY of the global result of the Replacement Amount after offsetting the Replacement Amounts due to the innocent Party against those due by the innocent Party. Debtor shall pay to creditor the global Replacement Amount immediately after such information is sent/provided by the BANK. At the discretion of the BANK, and should this be the case, the corresponding amount may be debited from or credited to the Checking Account or any other account held by the COUNTERPARTY with the BANK and which can be freely used by the COUNTERPARTY, as the case may be, with which the COUNTERPARTY hereby expressly, irrevocably and irreversibly agrees and which the COUNTERPARTY hereby expressly, irrevocably and irreversibly authorizes, pursuant to the provisions of articles 684 et seq. of the Brazilian Civil Code. The COUNTERPARTY hereby agrees to maintain sufficient balance for such purpose in the corresponding account.

8.3.    The COUNTERPARTY and the GUARANTOR(S) represent to be aware of and agree that if the rules relating to the regulation of CETIP, of BM&F and of any other system in which the Transactions are registered are amended for any reason, so as to burden the BANK, such event may be deemed an “Event of Termination”, in which case the BANK may declare, at its discretion, the early maturity of the Transactions by means of a written notice sent five (5) days in advance to the COUNTERPARTY, it being understood that each of the Parties shall incur 50% of the costs possibly resulting from such Event of Termination.

8.3.1.    Occurrence of an Event of Termination shall result in application of the provisions of section 8.2., for which purpose the calculations may be based on calculation criteria adopted by the entities with which the Transactions are registered before the change that resulted in the Event of Termination, at the discretion of the BANK.

9.    REPRESENTATIONS

9.1.    If the COUNTERPARTY has decided to connect a Transaction to a loan transaction, as informed in field 5 of the preamble or in the corresponding Confirmation, the COUNTERPARTY represents to be aware that:

a)
the Transaction shall be carried out simultaneously to the loan transaction that is the subject matter of the agreement, bill or note mentioned in field 5 of the preamble or in the corresponding Confirmation;

b)
the connection between the Swap Transactions, Options, NDF or any other derivative and the loan transaction results from the decision of the COUNTERPARTY for the purpose of obtaining funds at a lower interest rate than the interest rate it would obtain if it had carried out only the loan transaction; and

c)	the guarantees offered to such loan transaction shall also guarantee the payment of any debt resulting from Transactions.

9.1.1    The COUNTERPARTY represents to be aware of and agrees to perform all actions deemed necessary by the BANK for these guarantees, as mentioned in section 9.1, letter “c” to be valid and effective with respect to the debts that may result from this Agreement. If the BANK requires the adoption of additional measures, the COUNTERPARTY and/or its GUARANTOR(S), which includes possible guarantors of the other financial transactions to which this section refers, shall adopt these measures within at most five (5) business days as from the date of such request, except if a longer term is established by the competent authorities.

9.1.2.    Any possible cost related to the formalization and offering of guarantees, pursuant to the provisions of sections 9.1, letter “c”, and 9.1.1 above shall be fully supported by the COUNTERPARTY, which shall make the payment within the term set forth in the request to which section 9.1.1 refers, it being understood that the debit from the Checking Account or from any other account held by the COUNTERPARTY with the BANK and which can be freely used by the COUNTERPARTY is hereby irrevocably and irreversibly authorized, pursuant to the provisions of articles 684 and 685 of the Brazilian Civil Code, and the COUNTERPARTY hereby agrees to maintain sufficient balance for such purpose. Any possible noncompliance shall result in the payment of default charges, pursuant to the provisions of section 17.4.

9.2.    Each Party hereby represents and warrants to the other Party, and it further agrees that these representations and warranties shall remain valid until termination of this Agreement and of all Transactions agreed between the Parties:

(a)
that it is authorized to sign and deliver this Agreement, as well as to formalize, comply with and assume the obligations agreed hereunder, including with respect to the guarantees, if applicable, and that it has obtained all corporate, statutory and regulatory approvals required to authorize the execution and delivery of and compliance with this Agreement and the Confirmations;

(b)
that the execution and delivery of and compliance with this Agreement neither breach nor are inconsistent with any law or regulation applicable to the Party and neither breach nor are inconsistent with any provision of its organization documents or of any order or judgment rendered by any court or governmental authority applicable to it or to any of its assets, and that they neither breach nor are inconsistent with any contractual provision to which it is bound, which affects it or which affects any of its assets;

(c)
that it knows, understands and agrees to observe the regulations and/or operating instructions and procedures issued from time to time by the Bacen, by the CVM, by CETIP, by BM&F and/or by any other system or security custody and financial settlement chamber authorized by the Bacen or by the CVM, or by a body or entity competent to regulate these transactions, with respect to this Agreement, agreeing to perform all required actions to ensure compliance with these laws, regulations and/or procedures;

(d)
that there are no actions or lawsuits in progress in any lower or higher court, governmental entity, body or arbitrator that could, with respect to any of the Parties, affect the legality, validity, enforceability of this Agreement or the Party's ability to comply with the obligations assumed hereunder;

(e)	that the obligations of each of the Parties hereunder constitute legal, valid and binding obligations, enforceable in accordance with their own provisions;

(f)
that it is acting on its own account, that it has made its own independent decisions with respect to conduction of the Transactions and to the adequacy and convenience thereof, at its own discretion and to the extent deemed necessary in the opinion of its consultants; that it is not basing on any notice, whether oral or written, sent by the other Party as if it were an investment recommendation or a recommendation to participate in the Transactions, it being understood that the information and explanations with respect to the terms and conditions of the Transactions shall not be deemed an investment recommendation or a recommendation to participate in the Transactions and that no communication, whether oral or written, received from the other Party shall be deemed an insurance or guarantee with respect to the expected results of the transaction;

(g)
that it is able to analyze the merits and to understand, on its own, for which purpose it has engaged independent professional consultants, to the necessary extent, and that it understands and accepts the terms, conditions and risks of the Transactions and that it is also capable of assuming the risks of the Transactions.

9.3.    In view of the representations contained in the provision above, the Parties represent and warrant that they shall never claim the nullity, ineffectiveness, iniquity or impossibility of performance of the actions conducted among the COUNTERPARTY, the GUARANTOR(S) and the BANK.

9.4.    In addition, the COUNTERPARTY and the GUARANTOR(S) declare that they have received from the BANK all pieces of information required for them to freely make their choices and decisions, and that they have received instructions on all contractual provisions agreed hereunder, as well as on the practices inherent in the Transactions and which result in the duties, liabilities and penalties set forth herein, including, but not limited to, the terms, amounts, charges, fines, dates, places and other applicable conditions.

9.5.    Verification by the BANK of any misrepresentation and/or inaccurate representation provided hereunder, under the Confirmations and under any guarantee document shall be a reason for the declaration of early maturity of this Agreement, subject to the provisions of section 8.1, letter “c”.

10.    ENFORCEMENT

10.1    The Parties declare that this Agreement and all exhibits and amendments hereto, as well as the Confirmations, shall be deemed instruments enforceable out of court, for purposes of the provisions of article 585, item II of the Brazilian Code of Civil Procedure, and they hereby acknowledge that regardless of any other applicable measure, the obligations assumed hereunder may be subject to specific performance, pursuant to the provisions of articles 461, 632 et seq. of the Brazilian Code of Civil Procedure.

10.2.    Upon occurrence of an Event of Default pursuant to the provisions hereof and of the corresponding Confirmations and/or any document related hereto, including with respect to the guarantees, should this be the case, pursuant to the provisions of sections 8.1. and 8.1.1., the BANK is hereby expressly authorized, regardless of prior notice or of any other judicial or extrajudicial measure, to:

a)	enforce, redeem, withhold and/or transfer amounts in currency that have been offered as guarantee or on any account, in favor of the COUNTERPARTY;

b)
sell, at the market price, the bonds and securities offered as guarantee, as well as any other bonds and securities deposited on any account, in favor of the COUNTERPARTY, including its own positions and the securities that are subject to forward transactions;

c)
offset, pursuant to the provisions of articles 368 et seq. of the Brazilian Civil Code and of Resolution No. 3263, of February 24, 2005, of the Brazilian Monetary Council, supplementary rules and any future amendment thereto, if applicable, of credits and debts between the COUNTERPARTY and the BANK, subject to the provisions of section 10.3 below; and

d)	terminate and/or settle, on the maturity date or in advance, wholly or in part, the positions registered in the name of the COUNTERPARTY.

10.3.    The authorization referred to in section 10.2 “c” involves the setoff of all the existing debit balance calculated in accordance with the provisions of this Agreement and of the Confirmations against possible credits and/or availabilities the COUNTERPARTY has or comes to have with the BANK, including deposits, financial investments, assets held in custody and/or availabilities resulting from excess guarantees offered in other transactions carried out between the COUNTERPARTY and the BANK, including, without limitation to, balances in checking accounts, escrow accounts or accounts that can be freely operated by the COUNTERPARTY, on any account, held by the COUNTERPARTY and/or by the GUARANTOR(S), it being understood that the BANK is hereby granted full powers to redeem, even if before the maturity date, to trade securities and to transfer the corresponding amounts to settle the debit balance.

10.4.    Any guarantee offered by the COUNTERPARTY hereunder is also offered to cover any other agreement the COUNTERPARTY and/or any other entity directly or indirectly controlled by, which controls or which is under common control with the COUNTERPARTY has executed or comes to execute with the BANK and/or with any company belonging to the same economic group to which the BANK belongs. Without prejudice to the above, if any agreement is fully paid and there are still guarantees offered to the BANK and/or to any of its affiliates, these guarantees may be subject to foreclosure or enforced out of court, and the proceeds thereof shall be used for repayment or settlement of any other agreement executed between the BANK and/or any of its affiliates and the COUNTERPARTY and/or any of its affiliates, or which it comes to execute or to which it is a party as third-party guarantor, and the remaining amount shall be available to the BANK and/or any of its affiliates pursuant to the provisions of this section.

10.5.    In the event of failure to comply with any of its contractual or regulatory obligations, the COUNTERPARTY shall be subject to pay the applicable contractual penalties set forth in section 17 below, and it shall be liable for the liens and expenses caused by its nonperformance, or which are required for compliance with the obligations of the COUNTERPARTY.

11.    GUARANTEE

11.1.    In order to guarantee full and perfect compliance by the COUNTERPARTY with all obligations assumed hereunder and under the Confirmations, the COUNTERPARTY and/or the GUARANTOR(S) offer to the BANK, without prejudice to other guarantees offered along with the Confirmations, the guarantee(s) informed in field 4 of the preamble hereof, pursuant to the wording, terms, clauses and conditions of the corresponding instrument(s) of guarantee(s), which is(are) an integral and inseparable part hereof, as if it(they) were transcribed herein.

11.2.    Whenever applicable, the promissory note(s) issued by the COUNTERPARTY or by its legal representatives and delivered to the BANK upon execution hereof or at the time the corresponding Transaction is agreed by the Parties shall, if agreed between the Parties, be subject to a suretyship provided by the GUARANTOR(S) identified in the preamble or in the corresponding Confirmation and by their spouses, should this be the case, which shall be jointly and severally liable with the COUNTERPARTY, as principal obligors, for full satisfaction of all obligations agreed hereunder and under the Confirmations.

11.3.    The Parties may agree on the issuance of a promissory note in the amount of the credit limit granted by the BANK to the COUNTERPARTY, which shall be hereinafter referred to as “Global Promissory Note”. In this case, the Global Promissory Note shall guarantee the payment of debts of the COUNTERPARTY up to the total amount informed therein, regardless of these debts having been agreed under one or more Transactions or under one or more Confirmations.

11.4.    The GUARANTOR(S) hereby expressly represent to be aware of the risks inherent in the Transactions, being jointly liable, as joint and several debtors and principal obligors, pursuant to the provisions of articles 264 et seq. of the Brazilian Civil Code, for the payment of any debt of the COUNTERPARTY agreed under the Confirmations. They hereby further declare, should this be the case, that they are jointly and severally liable, as principal debtors, with respect to each promissory note or Global Promissory Note under which they are sureties, regardless of the type of the Transaction, as provided in sections 9.1 and 9.1.1.

11.4.1.    The GUARANTOR(S) hereby further expressly declare(s), either as joint and several debtors with respect to all obligations contemplated herein and/or which come to be assumed under the Transactions and respective Confirmations, or as surety(ies) of the promissory note, as provided herein, that they shall not be entitled to the legal benefits contemplated in articles 827, 829, 830, 835, 837, 838 and 839 of the Brazilian Civil Code, as well as to the benefit of discussion established by article 595 of the Brazilian Code of Civil Procedure. Based on these representations, the Parties agree that the signature of the GUARANTOR(S), including sureties, in the Confirmations shall not be necessary, unless otherwise required by the BANK.

11.5.    If for any reason, either as a result of any supervening law or regulation or for any other reason, any promissory note delivered to the BANK cannot be protested or subject to enforcement by the courts, the COUNTERPARTY agrees to replace it for another guarantee, which shall also be subject to suretyship, in the corresponding amount, expressed in Brazilian currency, which shall correspond to the adjusted amount of the obligations that are the subject matter of this Agreement.

11.6.    If the amount of the aforementioned promissory note(s), if applicable, becomes at any time insufficient for full satisfaction of the obligations contemplated herein, the COUNTERPARTY shall be required to issue to and provide the BANK with one or more promissory notes in an amount corresponding to the difference, in Brazilian currency and payable on demand, within up to five (5) business days after a request by the BANK in this regard, which instruments shall be subject to suretyship by GUARANTOR(S), under penalty of breach of the agreement.

11.7.    The COUNTERPARTY expressly offers as guarantee of this Agreement and of the Transactions represented by the Confirmations the guarantees granted under the loan transaction mentioned in field 5 of the preamble, or in the corresponding Confirmation, in view of the connection between such loan transaction and this financial transaction. These guarantees shall guarantee payment of the COUNTERPARTY's debt possibly determined hereunder.

11.8.    The guarantees mentioned in section 11.7 above are formalized in separate instruments, copies of which shall be an integral part hereof for all legal purposes and effects, including and especially for purposes of enforcement in court, it being understood that the amount and other characteristics of the COUNTERPARTY's debt shall be determined by means of the joint interpretation of the instruments of guarantee, of this Agreement and of the Confirmations. The COUNTERPARTY and the GUARANTOR(S), should this be the case, agree to promote all amendments and registrations with respect to the instruments of guarantee, as required for these guarantees to extend to this Agreement and to the Confirmations, pursuant to the provisions of section 9.1.1.

11.9.    In any case, notwithstanding the waiver referred to in section 11.4 above, the GUARANTOR(S) hereby grant(s) full powers for the COUNTERPARTY to represent it(them) in the Confirmations, so that the GUARANTOR(S) hereby irrevocably and irreversibly assume(s), pursuant to the provisions of articles 684 and 685 of the Brazilian Civil Code, all obligations under the Transactions, pursuant to the provisions hereof.

11.9.1.    Without prejudice to the provisions of section 11.9 above, the BANK, at its discretion, may require that the Confirmations be signed by the GUARANTOR(S).

11.10.    The provisions with respect to the guarantee and to the GUARANTOR(S) are only applicable if the corresponding fields of the preamble are filled out, as well as if this Agreement and/or the promissory note and/or the Global Promissory Note are signed pursuant to the provisions of this section.

12.    NOTICES

12.1    Any notice between the Parties, including Confirmations, shall be sent in writing to the addresses informed below, or to any other address informed in writing by any of the Parties to the other Party:

BANK
Avenida das Nações Unidas, 8501, 29th and 30th Floors - Eldorado Business Tower
Postal Code 05425-070, Pinheiros, São Paulo - SP
Mr.: Laerte Casarini
email: [*]
Fax: [*]

COUNTERPARTY
Rua James Clerk Maxwell, No. 315, Techno Park, Campinas - SP
Mr.: Felipe Caram
email: [*]
Fax: [*]

13.    ASSIGNMENT

13.1.    The COUNTERPARTY may only assign its rights and/or obligations hereunder to third parties with the prior written consent of the BANK.

14.    EFFECTIVENESS

14.1.    This Agreement shall be effective for an indefinite term as from the date of execution hereof, and it may be terminated by any of the Parties by means of written notice to the other Party at least forty-eight (48) hours in advance. Termination shall not affect the obligations under the Transactions agreed by the date of termination, which shall be complied with in accordance with the provisions hereof and of the corresponding Confirmations and settled on their regular maturity date or before, as the case may be.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.    BANKING SERVICES

15.1.    The banking services provided as a result of the Transaction can be subject to tariffs, pursuant to the provisions of Resolution No. 3919, of November 26, 2010, of the Brazilian Monetary Council, pursuant to the price tables available at the BANK's branches, stores and correspondents, or on the website: www.bancopine.com.br.

16.    RATES, INDICES, FORMULAS, FINANCIAL PROVISIONS AND CALCULATIONS

16.1.    The Transactions may be referenced in the foreign currencies, rates, indices and prices informed in the respective Confirmations, and they may also be governed by financial provisions and formulas set forth in the applicable Confirmations, which, after signed by the Parties, shall be an integral and inseparable part hereof.

16.2.    The Parties mutually agree that the BANK shall be the calculation agent of the Transactions (“Calculation Agent”). The Calculation Agent shall be responsible for calculating the rates, indices, prices, monetary value of a currency in relation to others, barriers, caps and floors, premiums, rebates, adjustments, amounts to be paid by one of the Parties to the other Party for settlement of the Transactions and other functionalities specified in the Confirmations. The Calculation Agent shall always act in good faith in in a commercially appropriate manner.

17.    PAYMENTS AND DEFAULT

17.1.    All payments set forth herein, by way of payment, settlement of Transactions, or otherwise shall be paid on the maturity dates set forth in the respective Confirmations or upon early maturity, should this be the case, or as provided in this Agreement and/or in the Confirmations as follows, subject to the other provisions already set forth herein:

a)	by the COUNTERPARTY to the BANK, by means of debit from the Checking Account; or

b)	by the BANK to the COUNTERPARTY, by means of credit to the Checking Account.

17.2.    Failure to timely make the payments in immediately available funds shall be deemed late payment and the nonperforming Party shall be automatically put in default, no judicial or extrajudicial notification in this respect being required.

17.3.    In the event of default in the payment of any amount due under the Transactions and/or as a result of any other provision hereof, the outstanding amount, as calculated pursuant to provisions of this Agreement and/or of the Confirmations, shall be increased by (i) interest for late payment at the SELIC rate (Special Settlement and Custody System) levied on the total outstanding amount, as from the date of default and until the date of actual payment, and (ii) non-compensatory fine of two percent (2%) levied on the total outstanding amount, if applicable, it being understood that payment of this fine shall not prevent creditor from claiming damages as a result of the direct losses proved to have resulted from the failure to comply with any of the obligations assumed hereunder, always limited to the amount of the Transaction/Agreement.

17.4.    If creditor is required to resort to the courts to collect any amount due, even if in a proof of claim or execution proceeding, debtor agrees to reimburse creditor for the contractual fees of counsel, up to the limit of twenty percent (20%) of the amount in controversy, as well as costs of loss of suit incurred with the lawsuits and administrative proceedings brought, as decided by the court, interest and any charges and/or expenses, in addition to the amount owed hereunder.

18.    EXPENSES

18.1.    All expenses incurred by the BANK for execution and/or performance of this Agreement, including expenses for registration with a Register of Deeds and Documents and with registration of the financial settlement of assets, in addition to the costs inherent in the formalization and pledging of guarantees shall be incurred by the COUNTERPARTY, which shall make the payment at the request of the BANK, which payment shall be made within the term mentioned in such request, it being understood that the BANK shall be hereby authorized to debit the corresponding amount from the Checking Account, pursuant to the provisions of section 17.

19.    NULLITIES

19.1.    The nullity, invalidity or unenforceability of any provision hereof shall not affect the validity, effectiveness and enforceability of the other provisions, which shall remain valid and effective.

20.    NOVATION

20.1.    No failure by the Parties to exercise the rights granted to them hereunder shall be a reason for amendment to or novation of the provisions of this Agreement, affect the future exercise of the same rights or create rights to the other Party.

21.    AMENDMENTS

21.1.    Any amendment to this instrument shall only be valid if made by means of an Amendment executed by both Parties, the provisions of which shall prevail over the provisions hereof.

22.    INFORMATION SYSTEMS

22.1.    The COUNTERPARTY and the GUARANTOR(S) are hereby aware of and agree that:

a)
any and all debts and liabilities resulting from transactions with loan characteristics carried out by any of them with the BANK or with companies affiliated to the BANK and/or controlled by the BANK, as well as with their successors, shall be registered in the Credit Information System (“SCR”) managed by the Bacen;

b)
the purposes of the SCR are (i) to provide information to the Bacen for purposes of supervising the credit risk to which the financial institutions are exposed and (ii) to provide an exchange, among the institutions required to provide information to the SCR, of information with respect to debts and liabilities of clients in loan transactions in order to support credit and business decisions;

c)	the COUNTERPARTY and the GUARANTOR(S) may have access to the data included in their name in the SCR by means of Bacen's Public Service Center;

d)
any agreement as to the information included in the SCR and the requests for corrections, exclusions and registrations of legal remedies in the SCR shall be addressed to the BANK by means of a written and reasoned requirement, should this be the case, accompanied by the respective court order; and

e)	consultation by the BANK of any information included in the SCR shall depend on the prior authorization of the COUNTERPARTY or of the GUARANTOR(S).

22.2.    The COUNTERPARTY and the GUARANTOR(S) represent to be aware of and expressly agree that any possible consultation to the SCR before the date of execution hereof, for purposes hereof, counted on the corresponding authorizations, even if oral or tacit.

22.3.    The COUNTERPARTY and the GUARANTOR(S) represent to be aware of the communication contained in the preceding section and hereby authorize the BANK and other companies affiliated to the BANK, controlled by or under common control with the BANK, and therefore members of the same economic group as the BANK, as well as their successors, to:

a)
consult the data related to them, as individuals, or to the legal entities of which they are members and managers and to the members or shareholders of such legal entities possibly found in the SCR and in credit reporting agencies, such as Serasa and SPC, as well as to provide data to these entities;

b)
consult information on transactions carried out on the exchange market with respect to them, as individuals, or to the legal entities of which they are members and managers and to the members or shareholders of such legal entities possibly found in the Central Bank Information System (SISBACEN) or in other sources or systems provided by the Bacen in the future for the exchange of messages;

c)
consult information on derivatives transactions conducted by them, as individuals, or by the legal entities of which they are members and managers and by the members or shareholders of such legal entities possibly found in the Derivatives Exposure Center (CED) or in other information sharing mechanism about derivatives transactions that may be created by over-the-counter market managing entities; and

d)	share among themselves personal data of the COUNTERPARTY and/or of the GUARANTOR(S) and/or information on the Transactions.

22.4.    The COUNTERPARTY and the GUARANTOR(S) further authorize the BANK to inform all data of this Agreement and of the corresponding Transactions to SERASA's Risk Center and/or to any credit reporting agency chosen by the BANK.

23.    GENERAL PROVISIONS

23.1.    The COUNTERPARTY and the GUARANTOR(S) hereby agree that: (i) each Party may record the telephone conversations of its personnel in charge of the negotiation, marketing and other relevant activities related hereto or to the corresponding Transactions; (ii) these recordings may be admitted into evidence in any court or during any proceeding resulting from this Agreement or from any Transaction conducted hereunder. In the event of inconsistency between the recording and the Confirmation, the terms agreed under the Confirmation shall prevail.

23.2.    The taxes due as a direct or indirect result of this Agreement or of performance hereof shall be paid by the applicable taxpayer, as defined in the tax law.

23.3.    The BANK shall grant the COUNTERPARTY, upon request, at its principal place of business or premises, access to a Book of Confirmations containing the general forms of Confirmation of the Transactions used by the BANK.

23.4.    This Agreement constitutes the only and entire agreement between the Parties, and it shall replace any and all prior Agreements between the Parties with respect to the subject matter hereof. In order to avoid any doubt, the Parties acknowledge that this Agreement and the obligations assumed hereunder do not affect the Confirmations possibly signed before the date hereof, regardless of any change in their numbering, which shall remain valid and effective between their respective Parties an accordance with their own terms and conditions.

23.5.    The COUNTERPARTY and the GUARANTOR(S) shall maintain their addresses and record information, such as, without limitation, telephone fax and electronic address constantly updated and in writing with the BANK.

24.    JURISDICTION

24.1.    The Parties elect the courts of the city of São Paulo to resolve any dispute originated from this Agreement or from the Transactions agreed between them.

IN WITNESS WHEREOF, the Parties execute this instrument in three (3) counterparts of equal contents and form, in the presence of the witnesses identified below.

THE COUNTERPARTY AND THE GUARANTOR(S) DECLARE, FOR ALL PURPOSES AND EFFECTS, THAT THEY HAVE READ AND AGREE WITH ALL CONDITIONS HEREOF, AND THEY ALSO EXPRESSLY DECLARE THAT THEY KNOW AND AGREE WITH THE PROVISIONS OF THE REGULATIONS, MANUALS AND RULES ISSUED BY CETIP, BY BM&F AND/OR BY OTHER APPLICABLE SETTLEMENT SYSTEMS WITH RESPECT TO DERIVATIVES, AND THAT THEY ARE AWARE OF ALL RISKS INVOLVED IN THE CONDUCTION OF DERIVATIVES TRANSACTIONS SUCH AS THE TRANSACTIONS CONTEMPLATED HEREIN AND IN THE CONFIRMATIONS.

São Paulo, June 15, 2012.

PARTICIPANT                    COUNTERPARTY

illegible                        /s/ Paulo Diniz /s/ Felipe M. Caram
BANCO PINE S.A.                 AMYRIS BRASIL LTDA

Witnesses     illegible                    illegible
Name:                    Name:
ID:                    ID:
CPF:                    CPF: